NEWS RELEASE

Media Contact(s):	Investor Contact(s):
Shannon Lapierre 860-547-5624 shannon.lapierre@thehartford.com	Rick Costello 860-547-8480 richard.costello@thehartford.com

Debora Raymond 860-547-9613 debora.raymond@thehartford.com	JR Reilly 860-547-9140 jr.reilly@thehartford.com

The Hartford Announces Estimated Fourth Quarter 2009 Core Earnings of Between $1.45 and $1.60 Per Diluted Share

Better than expected results in property and casualty and life businesses and improved outlook on profitability of in-force business drove estimated fourth quarter core earnings

HARTFORD, Conn., January 12, 2010 – The Hartford Financial Services Group, Inc. (NYSE: HIG) today announced estimated fourth quarter 2009 core earnings per diluted share of between $1.45 and $1.60, as compared to the company’s previous guidance of $0.65 to $0.80. The company’s estimated fourth quarter 2009 financial results are preliminary and subject to change.

“The core businesses of The Hartford performed well in the fourth quarter,” said Liam E. McGee, The Hartford’s Chairman, President and Chief Executive Officer. “This is our third consecutive quarter of improving core earnings results, demonstrating the underlying strength of The Hartford’s franchise.”

During the fourth quarter, the company’s property and casualty operations continued to see strong current accident year underwriting profitability, driven by disciplined risk selection and light catastrophe losses. In addition, the preliminary results reflect favorable net prior year reserve development of approximately $85 million, after-tax, or $0.20 per diluted share, as reserves developed positively across multiple lines.

The company’s life results benefited from improving margins in its more equity-sensitive businesses, driven by rising account values and reduced expense levels. The fourth quarter preliminary estimate of core earnings also includes an after-tax DAC unlock benefit of $110 million, or $0.26 per diluted share, driven primarily by strong equity market returns. This is a preliminary estimate and is subject to change.

The company’s preliminary estimate of fourth quarter losses on limited partnerships and other alternative investments is approximately $5 million, after-tax, or $0.01 per diluted share. The better than expected performance was due to strong hedge fund and private equity results and smaller losses on real estate-oriented funds.

The Hartford intends to release its fourth quarter and full year 2009 financial results on Monday, February 8, 2010, following the close of the market. The company’s conference call to discuss its fourth quarter and full year 2009 financial results will take place on Tuesday, February 9, 2010, at 9 a.m. EST and will be simultaneously webcast at http://ir.thehartford.com.

About The Hartford
Celebrating nearly 200 years, The Hartford (NYSE: HIG) is an insurance-based financial services company that serves households, businesses and employees by helping to protect their assets and income from risks, and by managing wealth and retirement needs. A Fortune 500 company, The Hartford is recognized widely for its service expertise and as one of the world’s most ethical companies. More information on the company and its financial performance is available at www.thehartford.com.

DISCUSSION OF NON-GAAP AND OTHER FINANCIAL MEASURES

The Hartford uses non-GAAP and other financial measures in this press release to assist investors in analyzing the company’s operating performance for the periods presented herein. Because The Hartford’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford’s non-GAAP and other financial measures to those of other companies.

The Hartford uses the non-GAAP financial measure core earnings (loss) as an important measure of the company’s operating performance. The Hartford believes that the measure core earnings provides investors with a valuable measure of the performance of the company’s ongoing businesses because it reveals trends in the company’s insurance and financial services businesses that may be obscured by the net effect of certain realized capital gains and losses. Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of the company’s business.

Accordingly, core earnings (loss) excludes the effect of all realized gains and losses (net of tax and the effects of deferred policy acquisition costs) that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized capital gains and losses are integrally related to the company’s insurance operations, so core earnings (loss) includes net realized gains and losses such as net periodic settlements on credit derivatives and net periodic settlements on the Japan fixed annuity cross-currency swap. These net realized gains and losses are directly related to an offsetting item included in the statement of operations such as net investment income (loss). Core earnings (loss) is also used by management to assess the company’s operating performance and is one of the measures considered in determining incentive compensation for the company’s managers. Net income (loss) is the most directly comparable GAAP measure. Core earnings (loss) should not be considered as a substitute for net income (loss) and does not reflect the overall profitability of the company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate both net income (loss) and core earnings (loss) when reviewing the company’s performance. The fourth quarter 2009 earnings estimate presented in this release is calculated based on core earnings (loss). A quantitative reconciliation of The Hartford’s net income (loss) to core earnings (loss) for the fourth quarter of 2009 is not calculable because it is not yet possible to provide a reliable estimate of the effect of realized capital gains and losses on net income.

Core earnings (loss) per share is calculated based on the non-GAAP financial measure core earnings (loss). The Hartford believes that the measure core earnings (loss) per share provides investors with a valuable measure of the company’s operating performance for many of the same reasons applicable to its underlying measure, core earnings (loss). Net income (loss) per share is the most directly comparable GAAP measure. Core earnings (loss) per share should not be considered as a substitute for net income (loss) per share and does not reflect the overall profitability of the company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate both net income (loss) per share and core earnings (loss) per share when reviewing the company’s performance.

Some of the statements in this release should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about The Hartford’s future results of operations and The Hartford’s estimated fourth quarter 2009 financial results. The Hartford cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include, without limitation, uncertainties related to the current recession and financial market conditions, which have pressured the Company’s capital position and have adversely affected the Company’s business and results, the extent of the impact on the Company’s results and prospects of downgrades in 2009 to the Company’s financial strength and credit ratings; the success of management’s initiatives to mitigate and reduce risks associated with various business lines; the oversight, costs and other potential consequences of the Company’s participation in the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008; changes in financial and capital markets, including changes in interest rates, credit spreads, equity prices and foreign exchange rates; the inability to effectively mitigate the impact of equity market volatility on the company’s financial position and results of operations arising from obligations under annuity product guarantees; the amount of statutory capital that the company has, changes to the statutory reserves and/or risk based capital requirements, and the company’s ability to hold and protect sufficient statutory capital to maintain financial strength and credit ratings; the possibility of general economic and business conditions that are less favorable than anticipated; the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of the company’s financial instruments that could result in changes to investment valuations; the subjective determinations that underlie the company’s evaluation of other-than-temporary impairments on available-for-sale securities; losses due to defaults by others; the potential for further acceleration of DAC amortization; the potential for further impairments of our goodwill; the difficulty in predicting the company’s potential exposure for asbestos and environmental claims; the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the company against losses; the possibility of unfavorable loss development; the incidence and severity of catastrophes, both natural and man-made; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase the company’s business costs and required capital levels; the company’s ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the ability of the company’s subsidiaries to pay dividends to the company; the company’s ability to adequately price its property and casualty policies; the ability to recover the company’s systems and information in the event of a disaster or other unanticipated event; potential for difficulties arising from outsourcing relationships; potential changes in federal or state tax laws, including changes impacting the availability of the separate account dividend received deduction; the company’s ability to protect its intellectual property and defend against claims of infringement; and other risks and uncertainties discussed in The Hartford’s Quarterly Reports on Form 10-Q, the 2008 Annual Report on Form 10-K and other filings The Hartford makes with the Securities and Exchange Commission. The Hartford assumes no obligation to update this release, which speaks as of the date issued.